UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 27, 2023

INTELLIGENT BIO SOLUTIONS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39825	82-1512711
(State of Incorporation)	(Commission File Number)	(IRS employer identification no.)

142 West, 57th Street, 11th Floor

New York, NY 10019

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (646) 828-8258

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	INBS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously reported, on March 17, 2022, Intelligent Bio Solutions Inc. (the “Company”) received a notice letter (the “Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that because the minimum bid price per share for its common stock was below $1.00 for 30 consecutive business days preceding the date of the Notice, the Company did not meet the $1.00 per share minimum bid price requirement set forth in Nasdaq Listing Rule 5450(a)(1) (the “Minimum Bid Price Requirement”).

On February 27, 2023, the Company received a letter from Nasdaq notifying the Company that it had regained compliance with Nasdaq Listing Rule 5450(a)(1) as a result of the closing bid price of the Company’s common stock being at $1.00 per share or greater for the 10 consecutive business days from February 10, 2023 through February 24, 2023. Accordingly, the Company is now in compliance with Nasdaq Listing Rule 5450(a)(1) and Nasdaq considers the matter closed.

On March 1, 2023, the Company issued a press release (the “Press Release”) reporting that it had regained compliance with Nasdaq Listing Rule 5450(a)(1) and that Nasdaq considers the matter closed.

A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The foregoing disclosure is qualified in its entirety by the full text of the Press Release.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

No.	Description

99.1	Press Release, dated March 1, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 2, 2023
INTELLIGENT BIO SOLUTIONS INC.

	By:	/s/ Spiro Sakiris
	Name:	Spiro Sakiris
	Title:	Chief Financial Officer